UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2024

GENIE ENERGY LTD.

(Exact name of registrant as specified in its charter)

Delaware	1-35327	45-2069276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $.01 per share	GNE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD.

On January 26, 2024 Genie Energy Ltd. (the “Company”) issued the attached release (the “Release”) announcing the Company’s expansion of its consumer product portfolio and enhanced risk management initiatives. A copy of the Release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The Company is furnishing the information contained in this Report, including Exhibit 99.1, pursuant to Item 7.01 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC.

Item 8.01 Other Events.

The Company’s internal operations now include a wholly-owned “captive” insurance subsidiary. In the fourth quarter of 2023, the Company paid $51 million in premiums to its captive self-insurance entity, providing coverage for a variety of risks. On January 23, 2024, the Company concluded that it will need to record a one-time, non-recurring, non-cash charge, which is currently estimated to be approximately $45.0 million in the fourth quarter of 2023, as an insurance loss reserve related to the coverage provided to the Company by the captive entity.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
99.1	Press Release, dated January 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

By:	/s/ Michael Stein
	Name:	Michael Stein
	Title:	Chief Executive Officer

Dated: January 26, 2024

EXHIBIT INDEX

Exhibit Number	Document
99.1	Press Release, dated January 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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